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                                                              Exhibit 5


Coudert Brothers
1114 Avenue of the Americas
New York,  New York 10036

(212) 626-4400

December 6, 1996

Scholastic Corporation
555 Broadway
New York, New York 10012

Re:      Scholastic Corporation
         Registration Statement on Form S-3

Dear Sirs:

         We have acted as counsel to Scholastic Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the registration statement of the Company on Form S-3 (the "Registration Statement"), to be filed on or about December 6, 1996 with the Securities and Exchange Commission (the "Commission"), relating to the registration under the Securities Act of 1933, as amended, of (a) shares of its common stock, $0.01 par value per share (the "Common Stock"), (b) shares of its preferred stock, $1 par value per share (the "Preferred Stock"), in one or more series, and (c) unsecured senior or subordinated debt securities of the Company (the "Debt Securities") or any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale, having an aggregate initial public offering price of U.S. $150,000,000 or the equivalent thereof. The Common Stock, the Preferred Stock and the Debt Securities are collectively referred to herein as the "Securities."

         In so acting, we have examined originals, or copies identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and of such other instruments as we have deemed relevant or necessary for the purpose of this opinion.

         In rendering this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies, and we have assumed the genuineness of the signatures of the respective parties to such documents.


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Scholastic Corporation

December 6, 1996
Page 2

         Based upon the foregoing, and having regard for legal considerations that we deem relevant, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. With respect to the Common Stock, when (a) the Board of Directors of the Company or a duly authorized committee of the Board (such Board of Directors or committee being referred to herein as the "Board") has taken all necessary corporate action to approve the issuance of and establish the terms of the offering of the Common Stock and related matters and (b) the Common Stock has been issued, sold and delivered in the manner and for the consideration (not less than the par value of the Common Stock) stated in the applicable definitive purchase, underwriting or similar agreement, or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         3. With respect to the Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters, including the filing of a certificate of designation conforming to the Delaware General Corporation Law regarding the Preferred Stock with the Secretary of State of the State of Delaware, and (b) the Preferred Stock has been issued, sold and delivered in the manner and for the consideration (not less than the par value of the Preferred Stock) stated in the applicable definitive purchase, underwriting or similar agreement, or upon conversion, exchange or exercise of any other security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

         4. With respect to the Debt Securities to be issued under the senior debt indenture filed as Exhibit 4.1 to the Registration Statement (the "Senior Debt Indenture"), when (a) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"),
(b) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) the Debt Securities have been executed and authenticated in accordance with the terms of the Senior Debt Indenture and (d) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided for therein, the Debt Securities to be issued under the Senior Debt Indenture will be legal, valid and binding obligations of the Company, enforceable


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Scholastic Corporation
December 6, 1996
Page 3

against the Company in accordance with their terms, except that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

         5. With respect to the Debt Securities to be issued under the subordinated debt indenture filed as Exhibit 4.2 to the Registration Statement (the "Subordinated Debt Indenture"), when (a) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act, (b) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering and related matters,
(c) the Debt Securities have been executed and authenticated in accordance with the terms of the Subordinated Debt Indenture and (d) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided for therein, the Debt Securities to be issued under the Subordinated Debt Indenture will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

         In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement and any amendments thereto (including post-effective amendments) will have been declared effective, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby, the authorization of such Security will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security or the compliance by the Company with the terms thereof, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company. Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation of the Company, we have assumed that the Company and each other party to any such agreement or obligation has satisfied those legal requirements that are applicable to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the Federal law of the United States of America, the law of the State of New York or the General Corporation Law of the State of Delaware). We have also assumed that the interest rate on any Securities will not exceed the maximum rate permitted by law.


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Scholastic Corporation
December 6, 1996
Page 4

         We are members of the bar of the State of New York and we express no opinion as to any laws other than the Federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York.

         We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use of our name in the related prospectus and any prospectus supplement under the heading "Validity of the Securities." The opinions expressed herein are intended solely for your use and may not be relied upon by any other person.


Very truly yours,


/s/ Coudert Brothers